Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (Amendment No. 1) on Form S-3,  of China Recycling Energy Corporation  of our report dated March 28, 2011 relating to the financial statements which appear in the 2010 Annual Report on Form 10-K. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Goldman Kurland Mohidin LLP
Encino, California
September 30, 2011